UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 24, 2005

RAINMAKER SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

0-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)

1800 Green Hills Road Scotts Valley, CA	95066
(Address of principal executive offices)	(Zip Code)

(831) 430-3800

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On February 24, 2005, Rainmaker Systems, Inc. (the “Company”) entered into amendments to the employment agreements dated January 1, 2001 with each of its Chief Executive Officer, Michael Silton, and its President, Martin Hernandez. The Company also entered into an employment agreement with its Chief Financial Officer, Steve Valenzuela.

The following is a brief description of the material terms of the amendments to the employment agreements of Messrs. Silton and Hernandez:

•	The amendments provide for a set term, expiring December 31, 2007, where previously there was no set term.

•	The number of months utilized to calculate the amount of compensation that each executive is to be paid in the event of termination other than for cause is reduced from 21 months to 15 months for Mr. Silton and from 15 months to 12 months for Mr. Hernandez; and in the case of severance in connection with a change of control, from 24 months to 15 months for Mr. Silton, and from 18 months to 12 months for Mr. Hernandez.

•	An additional component is included for the bonus calculation by requiring that 50% of the net income portion of the bonus be measured on a quarterly basis and 50% of the net income portion of the bonus be measured on an annual basis – where previously, 100% of the net income portion of the bonus was measured on a quarterly basis.

The following is a brief description of the material terms of the employment agreement of Mr. Valenzuela:

•	The initial term of the agreement expires on December 31, 2007. Mr. Valenzuela will receive an annual base salary of $225,000, with a target bonus of $25,000 per year. Mr. Valenzuela will receive a car allowance of $1,000 per month.

•	In the event of a change of control that results in a reduction in Mr. Valenzuela’s position or responsibilities, Mr. Valenzuela is entitled to a payment equal to .75 times his base salary and target annual bonus. Similarly, in the event of a termination of Mr. Valenzuela’s employment other than for cause, Mr. Valenzuela is entitled to a payment equal to .75 times his base salary and target annual bonus, payable in nine equal monthly payments.

•	Mr. Valenzuela is entitled to participate in the Company’s regular benefits programs, including the Employee Stock Purchase Plan and 401(K) plan.

Item 9.01 – Financial Statements and Exhibits

(c) Exhibits

10.1	Amendment of Employment Agreement between Rainmaker Systems, Inc. and Michael Silton dated February 24, 2005.

10.2	Amendment of Employment Agreement between Rainmaker Systems, Inc. and Martin Hernandez dated February 24, 2005.

10.3	Employment Agreement between Rainmaker Systems, Inc. and Steve Valenzuela dated February 24, 2005.

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SIGNATURES*

Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

February 25, 2005 Date	/s/ Steve Valenzuela
(Signature)

	By:	Steve Valenzuela
	Title:	Chief Financial Officer

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